UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 16, 2016 (September 14, 2016)

BARNES & NOBLE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-12302	06-1196501
(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

(212) 633-3300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on September 14, 2016. The voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting are set forth below.

Election of Directors. The Company’s stockholders elected the Board’s nominees as Directors of the Company by the following vote:

Name	Votes For	Votes Withheld	Broker Non-Votes
Al Ferrara	63,093,246	895,768	6,196,315
Paul B. Guenther	63,083,232	905,782	6,196,315
Leonard Riggio	61,751,623	2,237,391	6,196,315

Messrs. Ferrara, Guenther and Riggio will hold office until the 2019 Annual Meeting of Stockholders of the Company and until their respective successors are elected and qualified.

Advisory (non-binding) Vote on Executive Compensation. The Company’s stockholders approved, on an advisory basis, compensation of the Company’s named executive officers by an affirmative vote of a majority of the votes cast on the proposal. The results of voting on the proposal are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
45,572,444	18,163,641	252,929	6,196,315

Ratification of the Appointment of Ernst & Young LLP as the Independent Registered Public Accountants of the Company for the Fiscal Year Ending April 29, 2017. The Company’s stockholders approved the proposal by the following vote:

Votes For	Votes Against	Abstentions
69,908,823	216,426	60,080

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES & NOBLE, INC. (Registrant)

By:	/s/Bradley A. Feuer
Bradley A. Feuer
Vice President, General Counsel and Corporate Secretary

Date: September 16, 2016